UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 11, 2022

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2022, Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Virtu Americas LLC (the “Sales Agent”), relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $100 million (the “Shares”).

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

The Sales Agent will receive from the Company a commission of approximately 1.0% of the gross sales price of all Shares sold through it as Sales Agent under the Equity Distribution Agreement. The Company may also sell some or all of the Shares to the Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-263150), declared effective by the Securities and Exchange Commission (the “SEC”) on April 1, 2022, and a prospectus supplement dated April 11, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The description of the Equity Distribution Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Equity Distribution Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On April 6, 2022, the board of directors (the “Board”) of the Company reapproved a stock repurchase program (the “Repurchase Program”) pursuant to which the Board granted a repurchase authorization to acquire shares of the Company’s Common Stock and Preferred Stock having an aggregate value of up to $200 million. The Board’s authorization replaced any previous repurchase authorizations. In addition, on April 11, 2022, the Company re-established an “at-the-market” equity distribution program (the “At-The-Market Program”) pursuant to which it may, from time to time, sell shares of its Common Stock having an aggregate offering price of up to $100 million. The Company believes that it is prudent capital management to have the flexibility to use either of the Repurchase Program or the At-The-Market Program, in each case subject to market conditions. As of the date hereof, the Company has no current intention to repurchase Common Stock or Preferred Stock pursuant to the Repurchase Program or sell Common Stock pursuant to the At-The-Market Program. The Company disclaims any duty to update this disclosure, unless required by applicable law.

Certain statements and assumptions in this Item 7.01 contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Item 7.01 include, among others, statements about the Company’s intentions regarding the Repurchase Program and the At-The-Market Program. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. The forward-looking statements included in this Item 7.01 are only made as of the date of this Current Report on Form 8-K. Readers should not place undue reliance on these forward-looking statements. The Company is not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Hogan Lovells US LLP regarding legality of the Common Stock
10.1	Form of Equity Distribution Agreement
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary

Date: April 11, 2022

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